                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported):  September 25, 1997


                               H&R BLOCK, INC.
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           (Exact name of registrant as specified in its charter)


                                  Missouri
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       (State or other jurisdiction of incorporation or organization)


         1-6089                                        44-0607856

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 (Commission File Number)                   (I.R.S. Employer Identification No.)


                4400 Main Street, Kansas City, Missouri 64111
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         (Address of principal executive office, including zip code)

                               (816) 753-6900
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            (Registrant's telephone number, including area code)

                               Not applicable
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        (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

            The Registrant is filing as part of this Report pro forma financial information reflecting the exchange of the outstanding shares of common stock of CompuServe Corporation beneficially owned by the Registrant for shares of WorldCom, Inc. stock pursuant to the transaction reported in the Registrant's Current Report on Form 8-K dated September 7, 1997.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

            (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                Not applicable.

            (b) PRO FORMA FINANCIAL INFORMATION.

                The unaudited pro forma condensed consolidated balance sheet of H&R Block, Inc. as of July 31, 1997 is filed as part of this Current Report on Form 8-K.

            (c) EXHIBITS.

                Not Applicable.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       H&R BLOCK, INC.



                                       By:/s/ Frank L. Salizzoni
                                          -------------------------------------
                                          Frank L. Salizzoni
                                          President and Chief Executive Officer



Date:   September 25, 1997

                               H&R BLOCK, INC.

                    INDEX TO PRO FORMA FINANCIAL STATEMENT

                                                                          Page
                                                                          ----
Description of Transaction.............................................   F-2

Pro Forma Financial Statement Assumptions..............................   F-3

Pro Forma Condensed Consolidated Balance Sheet as of July 31, 1997.....   F-4

Notes to Pro Forma Consolidated Balance Sheet..........................   F-5


                               H&R BLOCK, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


DESCRIPTION OF TRANSACTION

On September 7, 1997, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with H&R Block Group, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Group"), Compuserve Corporation, a Delaware corporation and a majority-owned subsidiary of Group ("CompuServe"), WorldCom, Inc., a Georgia corporation ("WorldCom"), and Walnut Acquisition Company, L.L.C., a Delaware limited liability company which is wholly owned by WorldCom ("WAC"). Pursuant to the Merger Agreement, WorldCom would acquire CompuServe through a merger of WAC with and into CompuServe (the "Merger") in accordance with the laws of the state of Delaware and the provisions of the Merger Agreement. Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each of the CompuServe Common Shares (as defined in the Merger Agreement) outstanding as of the Effective Time shall be converted into the right to receive, and there shall be paid and issued as provided in the Merger Agreement in exchange for each of the CompuServe Common Shares, 0.40625 of a share of WorldCom Common Stock (as defined in the Merger Agreement), subject to adjustment as provided in the Merger Agreement. Consummation of the Merger is subject to the satisfaction of certain conditions, including, among others, the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, any foreign competition law or similar law, the receipt of other required regulatory approvals, and the absence of certain material adverse changes. Consummation of the Merger is also subject to the approval and adoption of the Merger Agreement by the requisite number of CompuServe Common Shares. The Registrant has agreed to vote all of the shares directly or indirectly owned by it, which number of shares is sufficient to approve the Merger Agreement and the Merger. The closing of the Merger is expected to occur as soon as practicable after the satisfaction of all the conditions set forth in the Merger Agreement. The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement, a copy of which was included as
Exhibit 2.1 to the Current Report on Form 8-K dated September 7, 1997, and is incorporated herein by reference.

                               H&R BLOCK, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


PRO FORMA FINANCIAL STATEMENT ASSUMPTIONS

The following pro forma condensed consolidated balance sheet of the Registrant is as of July 31, 1997 and assumes that a subsidiary of WorldCom acquired CompuServe on such date. Since this pro forma financial statement is as of July 31 and is based on preliminary information related to the Merger, the actual adjustments will differ from those presented herein.

The pro forma condensed consolidated balance sheet assumes that: (i) the market price per share of WorldCom stock on the consummation date is $31.50 per share, which is the closing price of such stock on the last business day prior to the public announcement of the Merger Agreement, (ii) selling expenses incurred by the Registrant amount to $10 million, and (iii) the effective tax rate with respect to this transaction is 58%, which represents the Registrant's liability for Federal, state and local income taxes (including the liability for Federal, state and local income taxes on behalf of the minority interest ownership) and certain adjustments made to the tax bases of CompuServe's assets and liabilities.

                               H&R BLOCK, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                JULY 31, 1997
                           (AMOUNTS IN THOUSANDS)

                                                       Pro Forma
                                       Consolidated   Adjustments    Pro Forma
                                       ------------   -----------    ---------
CURRENT ASSETS:
  Cash and cash equivalents              $  303,920  $ (70,600)(1)   $  208,681
                                                        (7,500)(2)
                                                       (10,000)(4)
                                                        (7,139)(5)
  Marketable securities                      20,269          -           20,269
  Credit card loans, net                    239,913          -          239,913
  Mortgage loans held for sale, net         221,911          -          221,911
  Other receivables, net                     56,915          -           56,915
  Prepaid expenses and other
    current assets                           84,299          -           84,299
  Net assets of discontinued operations     517,928      7,500 (2)            -
                                                        29,444 (3)
                                                      (554,872)(4)
                                         ----------  ---------       ----------
      Total current assets                1,445,155   (613,167)         831,988


INVESTMENTS AND OTHER ASSETS:
  Investments in marketable securities       35,582    949,528 (4)      985,110
  Excess of cost over fair value
    of net tangible assets acquired, net    260,991          -          260,991
  Other                                      68,552          -           68,552
                                         ----------  ---------       ----------
                                            365,125    949,528        1,314,653

PROPERTY AND EQUIPMENT, net                  66,082          -           66,082
                                         ----------  ---------       ----------
                                         $1,876,362  $ 336,361       $2,212,723
                                         ==========  =========       ==========

CURRENT LIABILITIES:
  Notes payable                          $  657,209          -       $  657,209
  Accounts payable, accrued expenses
    and deposits                            152,103    (70,600)(1)       81,503
  Accrued salaries, wages and
    payroll taxes                            10,662          -           10,662
  Accrued taxes on earnings                  74,640     29,444 (3)      327,184
                                                       223,100 (4)
                                         ----------  ---------       ----------
      Total current liabilities             894,614    181,944        1,076,558

OTHER NONCURRENT LIABILITIES                 40,098     (7,139)(5)       32,959

STOCKHOLDERS' EQUITY:
  Common stock                                1,089          -            1,089
  Convertible preferred stock                     4          -                4
  Additional paid-in capital                501,528                     501,528
  Retained earnings                         625,479    161,556 (4)      787,035
                                         ----------  ---------       ----------
                                          1,128,100    165,640        1,289,656
  Less cost of common stock in treasury     186,450          -          186,450
                                         ----------  ---------       ----------
                                            941,650    165,640        1,103,206
                                         ----------  ---------       ----------
                                         $1,876,362  $ 336,361       $2,212,723
                                         ==========  =========       ==========


  The accompanying notes are an intergral part of this pro forma financial statement.

                               H&R BLOCK, INC.
           NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                JULY 31, 1997
     (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA AND THE EXCHANGE RATIO)

(1) Adjustment is made to reflect the payment of the intercompany balance owed to CompuServe.

(2) The Merger Agreement provides that CompuServe may grant bonuses in an aggregate amount not in excess of $15,000 to its key employees in order to encourage such employees to continue their employment from the date of the Merger Agreement until the closing date of the transaction. One-half of the total bonus will be paid by the Registrant by means of a capital contribution of $7,500 from the Registrant to CompuServe. Adjustment is made to reflect this capital contribution.

(3) Adjustment is made to reflect a capital contribution by the Registrant to CompuServe for the payment to be made by the Registrant on behalf of CompuServe for CompuServe's net deferred tax liability at July 31, 1997.

(4) Adjustment is made to reflect the proceeds from the sale of 74,200 shares of CompuServe common stock to a subsidiary of WorldCom on July 31, 1997, and record the related gain, as calculated below:

     Number of shares of CompuServe common stock
       owned by the Registrant                              74,200
     Exchange ratio                                        0.40625
                                                        ----------
     Number of shares of WorldCom stock
       to be received                                    30,143.75
     Assumed market market price per share of
       WorldCom common stock                            $    31.50
                                                        ----------
     Proceeds from the sale                             $  949,528
     Net assets of discontinued operations              $  554,872
     Estimated transaction expenses                     $   10,000
                                                        ----------
     Estimated pretax gain on sale                      $  384,656
     Estimated provision for income taxes (at 58%)      $  223,100
                                                        ----------
     Estimated net gain on sale                         $  161,556
                                                        ==========

(5) Certain CompuServe employees participate in the Registrant's deferred compensation plans for executives under which eligible participants defer portions of their compensation, receive matching of deferred salaries and accrue earnings on the deferred amounts. According to the provisions of the plans, in the event of a change in control of a subsidiary of the Registrant, participants then currently employed by such subsidiary are immediately 100% vested in their account balances, and the account balances are distributed via lump-sum payments to those participants within 90 days after the change in control. Adjustment is made to reflect the payout of the Registrant's obligation, which was fully accrued at July 31, 1997, to participating CompuServe employees as a result of the transaction with WorldCom.